Exhibit 99.1

Isonics’ Semiconductor Segment Achieves 260% Revenue Increase and Positive EBITDA for First Fiscal Quarter

Robust Backlog Expected to Support Continued Segment Revenue Growth and Expected Segment Profitability in Coming Quarters

GOLDEN, Colo.—(BUSINESS WIRE) — August 10, 2006—Isonics Corporation (Nasdaq: ISON), a provider of innovative solutions for the homeland security and semiconductor markets, announced today that it expects to report unaudited revenue for its semiconductor products and services segment (semiconductor segment) of approximately $2,900,000 for the quarter ended July 31, 2006, a 260% increase as compared to $805,000 for the quarter ended July 31, 2005.  The Company also noted that this revenue represents a 52% sequential increase compared to the fiscal quarter ended April 30, 2006.

As a result of the increasing revenue and improved operating efficiencies, the Company expects to report positive EBITDA for its semiconductor segment of approximately $170,000 for the quarter ended July 31, 2006 as compared to $(1,676,000) for the quarter ended July 31, 2005.

The Company also expects to report a substantially reduced unaudited operating loss for its semiconductor segment of approximately $(200,000) for the quarter ended July 31, 2006, a 90% decrease as compared to $(2,054,000) for the quarter ended July 31, 2005.  This operating loss of $(200,000) includes approximately $55,000 of non-cash charges associated with the expensing of employee stock options under new accounting rules that are effective for the Company’s new fiscal year.  The Company also noted that this operating loss for the quarter ended July 31, 2006 represents a 74% decrease as compared to $(777,000) for the quarter ended April 30, 2006.

“Our investment into the high-growth 300mm silicon wafer market over 18 months ago is beginning to generate positive operating results,” said James Alexander, Isonics’ Chairman & CEO.  “300mm sales have grown rapidly and our backlog is the strongest in the Company’s history. We are optimistic that our financial condition and operational results for this segment will continue to trend upwards as we maintain our focus on improved quality, productivity and operational excellence.”

The Company believes that the use of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is relevant and useful information to our investors as this non-GAAP measure is a critical part of our internal management reporting and planning process.  Additionally, the Company believes that providing this non-GAAP information to its investors, in addition to the GAAP presentation, provides investors the benefit of viewing the Company’s performance of its semiconductor segment using the same financial metrics that the management team uses in making many key decisions and understanding how this segment may look into the future.  While this non-GAAP measure provides useful information to investors, it should not be used as a substitute for GAAP measurements.  The following table reconciles EBITDA to operating loss, the most directly comparable GAAP financial measure, for the Company’s semiconductor segment.

	Quarter Ended	Quarter Ended
	July 31, 2006	July 31, 2005
EBITDA	$170,000	$(1,676,000)
Depreciation and amortization	(370,000)	(378,000)
Operating loss*	$(200,000)	$(2,054,000)

* The GAAP measure “operating loss” does not include charges for interest or taxes

About Isonics Corporation

Isonics Corporation has three business divisions: (1) Homeland Security and Defense (2) Semiconductor Products and Services, and (3) Life Sciences. Isonics is a world leader in isotopically engineered materials and through its semiconductor division, it provides 300-millimeter products and services, wafer thinning and silicon-on-insulator wafers, for the semiconductor industry. Isonics’ Life Sciences division markets and sells isotopes to the health care industry for the imaging and treatment of cancer. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Additional information may be obtained at the Company’s Web site at www.isonics.com.

Cautionary Statement

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995. These statements involve estimates, assumptions, known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s 10-KSB for the year ended April 30, 2006 and reports subsequently filed with the Securities and Exchange Commission, which include the Company’s historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in these filings with the Securities and Exchange Commission.

Contact:
Isonics Corporation
James E. Alexander, 303-279-7900